EXHIBIT 99.1

 COLONIAL COMMERCIAL CORP. REPORTS FOURTH QUARTER AND YEAR-ENDFINANCIAL RESULTS
 ------------------------------------------------------------------------------

     HAWTHORNE, New Jersey (March 23, 2007) - Colonial Commercial Corp. ("Colonial") (OTC Bulletin Board: "CCOM," "CCOMP"), today announced financial results for the fourth quarter and year ended December 31, 2006.

     Sales for the fourth quarter increased 4.2% to $19,237,071 from $18,464,129 in the fourth quarter of 2005. Net income decreased 60.7% to $305,230 ($0.06 per diluted share) from $775,763 ($0.15 per diluted share) in the 2005 period. The decrease in net income reflects, among other things, decreased sales of higher-profit margin replacement parts because of unusually warm weather, $87,019 in increased non-cash charges and $77,306 in increased interest expense, as well as a slowing economic climate in the building industry and a more competitive marketplace.

     Sales for the full year increased 7.2% to $71,494,652 from $66,690,945 in 2005. Net income for 2006 decreased 64.4% to $753,422 ($0.14 per diluted share) from $2,115,631 ($.40 per diluted share) in 2005. The decrease in net income for the year reflects, among other things, that no deferred tax benefits were recognized in 2006 while $641,500 of deferred tax benefits was recognized in 2005, non-cash charges in 2006 were $189,132 greater than in 2005, and interest expense in 2006 increased $310,331 over interest expense in 2005. Additional factors in the decrease in net income were the slowing economic climate and the more competitive marketplace in the building industry.

     William Pagano, Chief Executive Officer of the Company, said, "Through our Goldman Universal division we sell appliances to retail dealers and organizations in the New York metropolitan area and portions of Pennsylvania. In the fourth quarter we expanded this division to sell Speed Queen washers and dryers and Fedders room air conditioners.

     "We have significant opportunities to grow our business in 2007 and to improve profitability. These opportunities include the sale of plumbing equipment and supplies through some of our existing locations that do not currently sell these items, the opening of a new location serving the Albany/Saratoga County, New York area, and the addition of new product lines for our appliance business. We also continue to seek acquisitions that make business sense for the Company's continued growth."

     Colonial distributes heating, ventilating and air conditioning, ("HVAC"), equipment, parts and accessories, climate control systems, and plumbing supplies to HVAC contractors, primarily in the New York metropolitan area through its Universal Supply Group, Inc., www.usginc.com, American/Universal Supply Inc.,
                                --------------
www.ausupplyinc.com,  and  The  RAL  Supply  Group,  Inc.,  www.ralsupply.com,
-------------------                                         -----------------
subsidiaries. These contractors purchase and install equipment and systems for residential, commercial and industrial users. The Company provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers. It is a leader in the design of direct digital control systems, and systems that control multi-location facilities through the Internet. The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division. Additionally, the Company offers water filtration systems, parts and accessories and other products through its e-commerce store, www.procontractorstore.com, operated by RAL. The Company is headquartered in
--------------------------
New Jersey, and, with its affiliates, operates out of seven locations in New Jersey; nine in New York and one in Pennsylvania. For more information on Colonial Commercial Corp.'s operations, products and/or services, please visit www.colonialcomm.com.
--------------------

Safe  Harbor  Statement:  The  foregoing  press  release  may contain statements
-----------------------
concerning Colonial Commercial Corp.'s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

FOR FURTHER INFORMATION, PLEASE CONTACT WILLIAM PAGANO, CHIEF EXECUTIVE OFFICER, OR WILLIAM SALEK, CHIEF FINANCIAL OFFICER, AT (973) 427-8224.

                         (Financial Highlights Follow)

                                  COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
                                    Consolidated Statements of Operations

                                              (Unaudited)
                                            3 Months Ended                       12 Months Ended
                                              December 31,                         December 31,
                                 ------------------------------------  --------------------------------------
                                        2006               2005               2006                2005
                                 ------------------------------------  --------------------------------------
Sales                            $      19,237,071   $    18,464,129   $      71,494,652   $      66,690,945
Cost of sales                           13,603,241        12,758,598          50,119,796          46,507,769
                                 ------------------  ----------------  ------------------  ------------------
    Gross profit                         5,633,830         5,705,531          21,374,856          20,183,176

Selling, general and
administrative expenses, net             5,012,523         4,714,064          19,420,124          17,782,752
                                 ------------------  ----------------  ------------------  ------------------
    Operating income                       621,307           991,467           1,954,732           2,400,424

Other income                                84,903            61,013             277,866             272,597
Interest expense, net;                    (359,670)         (282,364)         (1,354,785)         (1,044,454)
                                 ------------------  ----------------  ------------------  ------------------
    Income before income taxes             346,540           770,116             877,813           1,628,567

Income tax expense (benefit)                41,310            (5,647)            124,391            (487,064)
                                 ------------------  ----------------  ------------------  ------------------
    Net income                   $         305,230   $       775,763   $         753,422   $       2,115,631
                                 ==================  ================  ==================  ==================

Income per common share:
  Basic                          $            0.07              0.17   $            0.16   $            0.49
                                 ==================  ================  ==================  ==================
  Diluted                        $            0.06              0.15   $            0.14   $            0.40
                                 ==================  ================  ==================  ==================

Weighted average shares
outstanding:
  Basic                                  4,593,624         4,528,024           4,579,129           4,295,697
                                 ==================  ================  ==================  ==================
  Diluted                                5,300,976         5,297,920           5,300,646           5,293,114
                                 ==================  ================  ==================  ==================

                                          COLONIAL COMMERCIAL CORP. AND SUBSIDIARIES
                                                  Consolidated Balance Sheets

                                                                                                 December 31,    December 31,
                                                                                                     2006            2005
                                                                                                --------------  --------------
        Assets
Current assets:
  Cash                                                                                          $     482,251   $     613,456
  Accounts receivable, net of allowance for doubtful accounts
    of $212,043 in 2006 and $185,971 in 2005                                                        9,069,301       8,489,717
  Inventory                                                                                        13,111,488      12,214,261
  Prepaid expenses and other current assets                                                         1,057,099       1,066,658
  Deferred tax asset - current portion                                                                420,000         637,500
                                                                                                --------------  --------------
        Total current assets                                                                       24,140,139      23,021,592
  Property and equipment                                                                            1,512,666       1,669,484
  Goodwill                                                                                          1,628,133       1,628,133
  Other intangibles                                                                                     3,500          11,334
  Other assets - noncurrent                                                                           202,177         135,832
  Deferred tax asset - noncurrent                                                                   1,288,500       1,071,000
                                                                                                --------------  --------------
                                                                                                $  28,775,115   $  27,537,375
                                                                                                ==============  ==============
        Liabilities and Stockholders' Equity
Current liabilities:
  Trade payables                                                                                $   4,719,160   $   5,991,946
  Accrued liabilities                                                                               1,975,175       2,047,159
  Income taxes payable                                                                                  1,630          12,772
  Borrowings under credit facility - revolving credit                                              13,615,696      11,183,008
  Borrowings under credit facility - term loan/overadvance                                                  -         562,977
  Notes payable - current portion; includes related party
    notes of $30,000 in 2006 and $60,389 in 2005                                                      136,539         165,112
                                                                                                --------------  --------------
        Total current liabilities                                                                  20,448,200      19,962,974
  Notes payable, excluding current portion; includes related party
    notes of $1,008,125 in 2006 and $1,000,625 in 2005                                              1,317,394       1,400,834
                                                                                                --------------  --------------
        Total liabilities                                                                          21,765,594      21,363,808
                                                                                                --------------  --------------
Commitments and contingencies
Stockholders' equity:
  Redeemable convertible preferred stock, $.05 par value, 2,500,000 shares authorized, 467,500 in 2006 and 484,721 in 2005 shares issued and outstanding, liquidation preference of
    $2,337,500 in 2006 and $2,423,605 in 2005                                                          23,375          24,236
  Common stock, $.05 par value, 20,000,000 shares authorized, 4,593,680 in 2006 and 4,544,459
    in 2005 shares issued and outstanding                                                             229,684         227,223
  Additional paid-in capital                                                                       10,707,791      10,626,859
  Accumulated deficit                                                                              (3,951,329)     (4,704,751)
                                                                                                --------------  --------------
        Total stockholders' equity                                                                  7,009,521       6,173,567
                                                                                                --------------  --------------
                                                                                                $  28,775,115   $  27,537,375
                                                                                                ==============  ==============